Exhibit 99.2

4Q16 Supplemental Information NYSE: STOR February 23, 2017 ir.storecapital.com SINGLE TENANT OPERATIONAL REAL ESTATE

Table of Contents This Supplemental Information should be read together with the Company’s fourth quarter and full year ended 2016 earnings press release (included as Exhibit 99.1 of the Company’s current report on Form 8-K, filed on February 23, 2017) as certain disclosures, definitions and reconciliations in such announcement have not been included in this Supplemental Information. STORE is Single Tenant Operational Real Estate 2 STORE is a Growth REIT addressing a Large Market 3 Financial Condensed Consolidated Statements of Income 4 Funds from Operations and Adjusted Funds from Operations 5 Condensed Consolidated Balance Sheets 6 Adjusted Debt to Adjusted EBITDA 7 Debt Summary and Maturities 8 Portfolio Portfolio – At a Glance 9 Portfolio Contract Quality 10 Diversification Across Customers and Industries 11 Diversification Across Geographies and Concepts 12 Contract Expirations and Occupancy 13 Rent Escalations 14 Guidance 15 Definitions and Footnotes 16 Supplemental Reporting Measures 17 Forward-Looking Statements 19

STORE is Single Tenant Operational Real Estate About STORE Capital STORE Capital Corporation is an internally managed net-lease real estate investment trust, or REIT, that is the leader in the acquisition, investment and management of Single Tenant Operational Real Estate, or STORE Properties, which is our target market and the inspiration for our name. STORE continues the investment activities of our senior leadership team, which has been investing in single-tenant operational, or profit-center, real estate for over three decades. We are one of the largest and fastest growing net-lease REITs and own a large, well-diversified portfolio that consists of investments in 1,660 property locations or $5.1 billion in gross investment dollars at December 31, 2016. Our customers operate across a wide variety of industries within the service, retail and manufacturing sectors of the U.S. economy, with restaurants, early childhood education centers, movie theaters, health clubs and furniture stores representing the top industries in our portfolio. We estimate the market for STORE Properties to be among the nation’s largest real estate sectors, exceeding $2.6 trillion in market value and including more than 1.6 million properties. For more information about STORE Capital, please visit our website at www.storecapital.com. Common Stock Our common stock is traded on the New York Stock Exchange under the symbol “STOR” Closing price on December 30, 2016: $24.71 Corporate Headquarters 8377 East Hartford Drive, Suite 100 Scottsdale, Arizona 85255 480.256.1100 STORE Senior Leadership Team Christopher H. Volk, President, Chief Executive Officer & Director Mary Fedewa, Executive Vice President – Acquisitions & Director Catherine Long, Executive Vice President, Chief Financial Officer & Treasurer Michael T. Bennett, Executive Vice President and General Counsel Christopher K. Burbach, Executive Vice President – Underwriting Michael J. Zieg, Executive Vice President – Portfolio Management What We Do We were formed to fill the needs of thousands of middle market and larger companies for efficient long-term capital for their profit-center real estate. In addressing this large market, we have maintained a significant investment pipeline of targeted investment opportunities since the day we opened our doors. These opportunities allow us to be selective, choosing strong tenants and investments that offer attractive risk-adjusted returns.

STORE is a Growth REIT addressing a Large Market The market for STORE Properties exceeds $2.6 trillion in market value and includes more than 1.6 million properties. Despite the market's size, the financing marketplace for STORE Properties is highly fragmented, with few participants addressing the long-term capital needs of middle market and larger nonrated companies. TOTAL TARGET MARKET SIZE ($2.6 TRILLION) KEY GROWTH DRIVERS We Create Demand We create stockholder value through more than real estate aggregation. We originate approximately 80% of our real estate investments through direct tenant relationships, which offer both our tenants and investors superior value. Further, 91% of our contracts were created by us or contain our preferred contract terms. We are Scalable in our Operations As we grow, we expect the cost to manage our portfolio to decline as a percentage of investment value. We built STORE with highly efficient systems to enable this operating leverage. We Have an Efficient Capital Structure Our A+ rated long-term debt conduit, STORE Master Funding, is complemented by our access to senior unsecured debt with our investment-grade ratings. These long-term debt strategies, along with our short-term unsecured borrowing capacity and over $2 billion in unencumbered assets, provide us with access to long-term, low-cost capital. MARKET OVERVIEW Service 50% Manufacturing 15% Retail 35%

Condensed Consolidated Statements of Income Three Months Ended December 31, Year Ended December 31, $ thousands, except share and per share data 2016 2015 2016 2015 Revenues: (unaudited) (unaudited) (audited) Rental revenues $ 96,415 $ 75,467 $ 356,081 $ 270,780 Interest income on loans and direct financing receivables 5,576 4,108 19,677 13,861 Other income 150 37 585 121 Total revenues 102,141 79,612 376,343 284,762 Expenses: Interest 28,753 22,525 105,180 81,782 Transaction costs 33 153 523 1,156 Property costs 1,548 393 4,067 1,515 General and administrative 8,732 6,989 33,972 27,972 Selling stockholder costs - - 800 - Depreciation and amortization 32,992 24,884 119,618 88,615 Provision for impairment of real estate 1,720 - 1,720 1,000 Total expenses 73,778 54,944 265,880 202,040 Income from operations before income taxes 28,363 24,668 110,463 82,722 Income tax expense 110 36 358 274 Income before gain on dispositions of real estate 28,253 24,632 110,105 82,448 Gain (loss) on dispositions of real estate, net of tax 3,687 (560) 13,220 1,322 Net income $ 31,940 $ 24,072 $ 123,325 $ 83,770 Net income per share of common stock – basic and diluted $ 0.20 $ 0.18 $ 0.82 $ 0.68 Dividends declared per common share $ 0.29 $ 0.27 $ 1.12 $ 1.04 Weighted average common shares outstanding – basic 155,987,275 130,085,462 148,878,504 122,180,650 Weighted average common shares outstanding - diluted 156,199,297 130,275,296 149,124,010 122,207,505

STORE capital

Funds from Operations and Adjusted Funds from Operations[1]

$ thousands, except per share data	Three Months Ended December 31, 2016	Three Months Ended December 31, 2015	Year Ended December 31, 2016	Year Ended December 31, 2015
	(unaudited)		(unaudited)	
Net income	**$ 31,940**	**$ 24,072**	**$ 123,325**	**$ 83,770**
Depreciation and amortization of real estate assets	32,843	24,783	119,079	88,257
Provision for impairment of real estate	1,720	-	1,720	1,000
(Gain) loss on dispositions of real estate, net of tax	(3,687)	560	(13,220)	(1,322)
Funds From Operations (FFO)	**$ 62,816**	**$ 49,415**	**$ 230,904**	**$ 171,705**
Adjustments:				
Straight-line rental revenue, net	204	(505)	(2,344)	(2,018)
Transaction costs	33	153	523	1,156
Amortization of:				
Equity-based compensation	1,803	1,285	7,022	4,735
Deferred financing costs and other noncash interest expense	1,949	1,664	7,267	6,507
Lease-related intangibles and costs	336	543	1,657	1,390
Selling stockholder costs	-	-	800	-
Adjusted Funds From Operations (AFFO)	**$ 67,141**	**$ 52,555**	**$ 245,829**	**$ 183,475**
Net income per share of common stock – basic and diluted[2]	**$ 0.20**	**$ 0.18**	**$ 0.82**	**$ 0.68**
FFO per share of common stock – basic[2]	**$ 0.40**	**$ 0.38**	**$ 1.55**	**$ 1.40**
– diluted[2]	**$ 0.40**	**$ 0.38**	**$ 1.54**	**$ 1.40**
AFFO per share of common stock – basic[2]	**$ 0.43**	**$ 0.40**	**$ 1.65**	**$ 1.49**
– diluted[2]	**$ 0.43**	**$ 0.40**	**$ 1.64**	**$ 1.49**

[1] *See Page 17 for discussion regarding use of Funds From Operations and Adjusted Funds From Operations.*

[2] *Under the two-class method, earnings attributable to unvested restricted stock are deducted from earnings in the computation of per share amounts where applicable.*

5

Condensed Consolidated Balance Sheets $ thousands, except share and per share data December 31, 2016 December 31, 2015 (unaudited) (audited) Assets Investments: Real estate investments: Land and improvements $ 1,536,178 $ 1,187,482 Buildings and improvements 3,226,791 2,490,394 Intangible lease assets 92,337 88,724 Total real estate investments 4,855,306 3,766,600 Less accumulated depreciation and amortization (298,984) (184,182) 4,556,322 3,582,418 Loans and direct financing receivables 269,210 213,342 Net investments 4,825,532 3,795,760 Cash and cash equivalents 54,200 67,115 Other assets 61,936 48,513 Total assets $ 4,941,668 $ 3,911,388 Liabilities and stockholders’ equity Liabilities: Credit facility $ 48,000 $ - Unsecured notes and term loan payable, net 470,190 172,442 Non-recourse debt obligations of consolidated special purpose entities, net 1,833,481 1,597,505 Dividends payable 46,209 38,032 Accounts payable, accrued expenses and other liabilities 60,533 43,616 Total liabilities 2,458,413 1,851,595 Stockholders’ equity: Common stock, $0.01 par value per share, 375,000,000 shares authorized, 159,341,955 and 140,858,765 shares issued and outstanding, respectively 1,593 1,409 Capital in excess of par value 2,631,845 2,162,130 Distributions in excess of retained earnings (151,592) (103,453) Accumulated other comprehensive income (loss) 1,409 (293) Total stockholders’ equity 2,483,255 2,059,793 Total liabilities and stockholders’ equity $ 4,941,668 $ 3,911,388

Adjusted Debt to Adjusted EBITDA1 $ thousands, except ratios Three Months Ended December 31, 2016 (unaudited) Credit facility $ 48,000 Unsecured notes and term loan payable, net 470,190 Non-recourse debt obligations of consolidated special purpose entities, net 1,833,481 Total Debt 2,351,671 Add/(deduct): Unamortized net debt discount 335 Unamortized deferred financing costs 37,352 Cash and cash equivalents (54,200) Restricted cash deposits held for the benefit of lenders (17,902) Total adjustments (34,415) Adjusted Debt $ 2,317,256 Net income $ 31,940 Add/(deduct): Interest 28,753 Depreciation and amortization 32,992 Income tax expense 110 Total adjustments 61,855 EBITDA 93,795 Add/(deduct): Transaction costs 33 Provision for impairment of real estate 1,720 Gain on dispositions of real estate, net of tax (3,687) Total adjustments (1,934) Adjusted EBITDA $ 91,861 Estimated additional Adjusted EBITDA for the quarter had all leases and loans in place as of December 31, 2016 been in place as of October 1, 2016 3,129 Adjusted EBITDA – Current Estimated Run Rate $ 94,990 Annualized Adjusted EBITDA $ 367,444 Annualized Adjusted EBITDA – Current Estimated Run Rate $ 379,960 Adjusted Debt / Annualized Adjusted EBITDA 6.3 Adjusted Debt / Annualized Adjusted EBITDA – Current Estimated Run Rate 6.1 1 See page 18 for definitions of terms used in the presentation above.

Debt Summary and Maturities Debt maturities Debt summary We seek to employ leverage judiciously, using diverse sources of fixed-rate, long-term financing. Our largest borrowing source to date has been our private conduit program, STORE Master Funding, through which we have issued multiple series of A+ rated notes. The flexibility of STORE Master Funding enables us to better offer our customers tailored lease solutions, which we call Master Funding Solutions. Our capital efficiency is further enhanced by our access to the senior unsecured term debt market, STORE having received ratings of BBB-, Positive Outlook, from Standard & Poor’s and BBB- from Fitch Ratings. With our inaugural unsecured note offering in November 2015, we are amongst the very few equity REITs that issue investment-grade unsecured debt in addition to having our own highly-rated, non-recourse secured debt conduit. PROVEN BORROWING STRATEGIES $ millions Weighted Average Interest Rate Expiration/ Maturity Date Outstanding Borrowings Gross Investment Amount of Collateral $500MM unsecured credit facility LIBOR + spread Sept. 2019 $ 48 $ - Total short-term debt 48 - Unsecured notes and term loan payable 4.45% 2021 to 2026 475 - STORE Master Funding net-lease mortgage notes payable 4.56% 2019 to 2026 1,617 2,523 Other mortgage notes payable 4.93% 2017 to 2038 249 422 Total long-term debt 4.58% 2,341 2,945 Unencumbered real estate assets 2,180 Totals $ 2,389 $ 5,125

STORE capital

Portfolio – At a Glance

OUR PORTFOLIO AS OF DECEMBER 31, 2016

Investment property locations	1,660
States	48
Customers	360
Industries in which customers operate	106
Proportion of portfolio from direct origination	~80%
Contracts with STORE preferred terms *	91%
Weighted average annual lease escalation[1]	1.8%
Weighted average remaining lease contract term	~14 Years
Occupancy[2]	99.5%
Properties not operating but subject to a lease[3]	9
Investment locations subject to a ground lease	17
Investment portfolio subject to NNN leases *	97%
Investment portfolio subject to Master Leases * [4]	82%
Average investment amount/replacement cost (new)[5]	82%
Locations subject to unit-level financial reporting	97%
Median unit fixed charge coverage ratio (FCCR)/4-Wall coverage ratio[6]	2.09x/2.59x
Contracts rated investment grade[7]	~75%


Charleys
Charleys




ASHLEY
FURNITURE
HomeStore

Based on annualized base rent and interest.

Note: See page 16 for the definitions and numerical footnotes referenced above.

9

Portfolio Contract Quality Expected default frequency & STORE score equivalent Ratings Data as of December 31, 2016. We measure the credit quality of our portfolio on a contract-by-contract basis using the STORE Score, which is a proprietary risk measure reflective of both the credit risk of our tenants and the profitability of the operations at our properties. The STORE Score is a quantitative measurement of contract risk computed by multiplying tenant default probabilities (using Moody’s RiskCalc) and estimated store closure probabilities (using a simple algorithm we developed that has closure probabilities ranging from 100% to 10%, depending on unit-level profitability). Qualitative features can also impact investment risk, such as low property investment amounts, favorable tenant debt capital stacks, the presence of third party guarantors, or other factors. Such qualitative factors may serve to further mitigate investment risk. We have maintained lease contract quality, averaging approximately 75% investment grade. Portfolio Median Expected Default Frequency (Tenant Risk): Ba2 Portfolio Median STORE Score (Contract Risk): Baa2 Median EDF Median STORE Score $0 $10 $20 $30 $40 $50 $60 $70 $80 $90 NR C/D B3 B2 B1 Ba3 Ba2 Ba1 Baa3 Baa2 Baa1 A3 A2 A1 Aa3 Aa2 Aa1 Aaa Annualized Rent & Interest ($MM) Moody's Riskcalc STORE Score*

Diversification Across Customers and Industries Focus on industries with sustained relevance 1 Excludes customers, representing approximately 3.2% of annualized base rent and interest, that do not report corporate revenues. 2 Shown as of December 31, 2016, by % of annualized base rent and interest (annualized based on rates in effect on December 31, 2016, for all leases, loans and direct financing receivables in place as of that date). Diverse customer base of established, middle-market companies TOP TENANT ROSTER Customer % Base Rent and Interest2 Number of Properties American Multi-Cinema, Inc. (Starplex/Carmike/Showplex/AMC) 2.8% 16 Cadence Education, Inc. (Early childhood/elementary education) 2.2% 32 Gander Mountain Company 2.2% 13 Mills Fleet Farm Group, LLC 2.0% 6 RMH Franchise Holdings, Inc. (Applebee's) 1.6% 33 O'Charley's LLC 1.4% 30 Dufresne Spencer Group Holdings, LLC (Ashley Furniture Homestore) 1.2% 11 FreedomRoads, LLC (Camping World) 1.1% 8 Sailormen, Inc. (Popeyes Louisiana Kitchen) 1.1% 41 At Home Store, LLC 1.1% 5 Top Ten Customers 16.7% 195 All other (350 customers) 83.3% 1,465 Total 100.0% 1,660 Median: $46.0 Million Weighted Average: $685.6 Million SECTOR BREAKDOWN Customer Industry % Base Rent and Interest2 Number of Properties Building Square Footage (thousands) Restaurants – full service 13.8% 322 2,240 Restaurants – limited service 8.4% 393 1,038 Early childhood education centers 7.4% 167 1,803 Movie theaters 6.9% 38 1,769 Health clubs 6.2% 60 1,743 Automotive repair and maintenance facilities 2.9% 84 402 Colleges and professional schools 1.9% 6 488 All other service (44 industries) 22.0% 299 8,539 Total service 69.5% 1,369 18,022 Furniture stores 3.8% 31 1,889 Lawn and garden equipment and supply stores 3.2% 21 1,799 Sporting goods and hobby stores 2.5% 16 1,050 All other retail (12 industries) 5.9% 76 3,016 Total retail 15.4% 144 7,754 Total manufacturing (40 industries) 15.1% 147 15,181 Total 100.0% 1,660 40,957 3.5% 12.4% 15.7% 28.6% 16.5% 8.2% 15.1% 0.0% 5.0% 10.0% 15.0% 20.0% 25.0% 30.0% 35.0% 40.0% Less than $5 million $5 - $20 million $20 - $50 million $50 - $200 million $200 - $500 million $500 million - $1 billion Over $1 billion % of Total Rent & Interest TOTAL CUSTOMER REVENUES 1

State % Base Rent and Interest¹ Number of Properties Texas 12.9% 176 Illinois 7.5% 121 Georgia 5.9% 112 Ohio 5.9% 99 Florida 5.6% 86 Tennessee 4.9% 84 California 4.3% 24 Arizona 3.7% 63 Wisconsin 3.3% 35 Minnesota 3.2% 50 Top Ten States 57.2% 850 All other (38 states)2 42.8% 810 Total 100.0% 1,660 Diversification Across Geographies and Concepts 1 Shown as of December 31, 2016 by % of annualized base rent and interest (annualized based on rates in effect on December 31, 2016, for all leases, loans and direct financing receivables in place as of that date). 2 Includes two properties in Ontario, Canada, which represents 0.2% of annualized base rent and interest. TOP ten states Customer Business Concept % Base Rent and Interest¹ Number of Properties Ashley Furniture HomeStore 3.1% 25 Applebee’s 2.2% 48 Gander Mountain 2.2% 13 Mills Fleet Farm 2.1% 6 Popeyes Louisiana Kitchen 1.6% 63 Starplex Cinemas 1.5% 8 O’Charley’s 1.4% 30 Captain D’s 1.2% 73 Sonic Drive-In 1.1% 56 Camping World 1.1% 8 Top Ten Concepts 17.5% 330 All other (414 concepts) 82.5% 1,330 Total 100.0% 1,660 Top TEN concepts

Year of Lease Expiration or Loan Maturity % Base Rent and Interest¹ Number of Properties 2017 0.6% 13 2018 0.3% 2 2019 0.8% 8 2020 0.8% 7 2021 1.0% 8 2022 0.3% 5 2023 1.7% 34 2024 1.2% 18 2025 2.0% 20 2026 3.1% 59 Thereafter 88.2% 1,478 Total 100.0% 1,652 Contract Expirations and Occupancy 1 Shown as of December 31, 2016, by % of annualized base rent and interest (annualized based on rates in effect on December 31, 2016, for all leases, loans and direct financing receivables in place as of that date). CONTRACT EXPIRATIONS Leases and loans representing approximately 12% of the annualized base rent and interest will expire within the next ten years (before 2027); as of December 31, 2016, eight of the Company’s properties were vacant and not subject to a contract. OCCUPANCY2 2 See definition of Occupancy on Page 16.

Rent Escalations Lease Escalation Frequency % Base Rent and Interest¹ Weighted Average Annual Escalation Rate1,2 Annually 66% 1.8 % Every 5 years 29% 1.8 % Other escalation frequencies 3% 2.1 % Flat 2 % NA Total / Weighted Average 100% 1.8 % At December 31, 2016, approximately 66% of our leases provided for annual escalations, which is more frequent than is usually the case in the net lease real estate auction marketplace. The majority of our other leases provided for payment escalation every five years. FREQUENT RENT ESCALATIONS PROVIDE A MEASURE OF INFLATION PROTECTION AND A STRONG POTENTIAL SOURCE OF INTERNAL GROWTH 1 Shown as of December 31, 2016, by % of annualized base rent and interest (annualized based on rates in effect on December 31, 2016, for all leases, loans and direct financing receivables in place as of that date). Excludes contracts representing less than 0.3% of annualized base rent and interest where there are no further escalations remaining in the current lease term and there are no extension options. 2 Represents the weighted average annual escalation rate of the entire portfolio as if all escalations occurred annually. For escalations based on a formula including CPI, assumes the stated fixed percentage in the contract or assumes 1.5% if no fixed percentage is in the contract. For contracts with no escalations remaining in the current lease term, assumes the escalation in the extension term.

Guidance 2017 Guidance Net income per share (excluding gains or losses on sales of property) $0.78 - $0.79 Depreciation and amortization of real estate assets per share $0.87 - $0.88 FFO per share $1.65 - $1.67 Straight-line rent and other amortization adjustments per share $0.09 AFFO per share1 $1.74 - $1.76 Estimated run-rate funded debt / adjusted EBITDA2 ~6x Real estate acquisition volume, net of projected property sales ~$900 million Weighted average cap rate on new acquisitions 7.75% 1 AFFO per share is sensitive to the timing and amount of real estate acquisitions and capital markets activities during the year, as well as to the spread achieved between the lease rates on new acquisitions and the interest rates on borrowings used to finance those acquisitions. See Page 17 for further discussion regarding use of FFO and AFFO. 2See Page 18 for the definition of Adjusted EBITDA.

Definitions and Footnotes 1 Weighted average annual lease escalation represents the weighted average annual escalation rate of the entire portfolio as if all escalations occurred annually. For escalations based on a formula including CPI, assumes the stated fixed percentage in the contract or assumes 1.5% if no fixed percentage is in the contract. For contracts with no escalations remaining in the current lease term, assumes the escalation in the extension term. Calculation excludes contracts representing less than 0.3% of annualized base rent and interest where there are no further escalations remaining in the current lease term and there are no extension options. 2 We define occupancy as a property being subject to a lease or loan contract. 3 The number of properties not currently operating but subject to a lease represents the number of our investment locations that have been closed by the tenant but remain subject to a lease. 4 The percentage of investment portfolio subject to master leases represents the percentage of the investment portfolio in multiple properties with a single customer subject to master leases. Approximately 81% of the investment portfolio involves multiple properties with a single customer, whether or not subject to a master lease. 5 The average investment amount/replacement cost (new) represents the ratio of purchase price to replacement cost (new) at acquisition. 6 STORE Capital calculates unit fixed charge coverage ratio generally as the ratio of (i) the unit’s EBITDAR, less a standardized corporate overhead expense based on estimated industry standards, to (ii) the unit’s total fixed charges, which are its lease expense, interest expense and scheduled principal payments on indebtedness. The 4-Wall coverage ratio refers to a unit’s FCCR before taking into account standardized corporate overhead expense. 7 The proportion of investment contracts rated investment grade represents the percentage of our contracts that have a STORE Score that is investment grade. We measure the credit quality of our portfolio on a contract-by-contract basis using the STORE Score, which is a risk measure reflective of both the credit risk of our tenants and the profitability of the operations at the properties. See Page 9

Supplemental Reporting Measures Funds from Operations, or FFO, and Adjusted Funds from Operations, or AFFO Our reported results are presented in accordance with U.S. generally accepted accounting principles, or GAAP. We also disclose Funds from Operations, or FFO, and Adjusted Funds from Operations, or AFFO, both of which are non-GAAP measures. We believe these two non-GAAP financial measures are useful to investors because they are widely accepted industry measures used by analysts and investors to compare the operating performance of REITs. FFO and AFFO do not represent cash generated from operating activities and are not necessarily indicative of cash available to fund cash requirements; accordingly, they should not be considered alternatives to net income as a performance measure or to cash flows from operations as reported on a statement of cash flows as a liquidity measure and should be considered in addition to, and not in lieu of, GAAP financial measures. We compute FFO in accordance with the definition adopted by the Board of Governors of the National Association of Real Estate Investment Trusts, or NAREIT. NAREIT defines FFO as GAAP net income, excluding gains (or losses) from extraordinary items and sales of depreciable property, real estate impairment losses and depreciation and amortization expense from real estate assets, including the pro rata share of such adjustments of unconsolidated subsidiaries. To derive AFFO, we modify the NAREIT computation of FFO to include other adjustments to GAAP net income related to certain non-cash revenues and expenses that have no impact on our long-term operating performance, such as straight-line rents, amortization of deferred financing costs and stock-based compensation. In addition, in deriving AFFO, we exclude transaction costs associated with acquiring real estate subject to existing leases and certain other expenses not related to our ongoing operations. FFO is used by management, investors and analysts to facilitate meaningful comparisons of operating performance between periods and among our peers primarily because it excludes the effect of real estate depreciation and amortization and net gains on sales, which are based on historical costs and implicitly assume that the value of real estate diminishes predictably over time, rather than fluctuating based on existing market conditions. Management believes that AFFO provides more useful information to investors and analysts because it modifies FFO to exclude certain additional non-cash revenues and expenses such as straight-line rents, amortization of deferred financing costs and stock-based compensation as such items may cause short-term fluctuations in net income but have no impact on long-term operating performance. Additionally, in deriving AFFO, we exclude transaction costs associated with acquiring real estate subject to existing leases. We view transaction costs to be a part of our investment in the real estate we acquire, similar to the treatment of acquisition and closing costs on our sale-leaseback transactions, which are capitalized as a part of the investment in the asset. We believe that transaction costs are not an ongoing cost of the portfolio in place at the end of each reporting period and, for these reasons, we add back the portion expensed when computing AFFO. Similarly, in 2016 we excluded the offering expenses incurred on behalf of our selling stockholder, STORE Holding, when it exited all of its holdings of STORE Capital common stock, as those costs are not related to our ongoing operations. As a result, we believe AFFO to be a more meaningful measurement of ongoing performance that allows for greater performance comparability. Therefore, we disclose both FFO and AFFO and reconcile them to the most appropriate GAAP performance metric, which is net income. STORE Capital’s FFO and AFFO may not be comparable to similarly titled measures employed by other companies.

Supplemental Reporting Measures EBITDA, Adjusted EBITDA, Annualized Adjusted EBITDA and Adjusted Debt EBITDA represents earnings before interest, taxes, depreciation and amortization. Adjusted EBITDA represents EBITDA modified to include other adjustments to GAAP net income for transaction costs, non-cash impairment charges, gains/losses on dispositions of real estate and certain other expenses not related to our ongoing operations. Annualized Adjusted EBITDA is calculated by multiplying Adjusted EBITDA for the quarter by four. Annualized Adjusted EBITDA – Current Estimated Run Rate is calculated based on an estimated Adjusted EBITDA as if all leases and loans in place as of December 31, 2016 had been in place as of October 1, 2016; then annualizing the Adjusted EBITDA for the quarter by multiplying it by four. You should not unduly rely on this metric as it is based on several assumptions and estimates that may prove to be inaccurate. Our actual reported Adjusted EBITDA for future periods may be significantly less than that implied by our reported Annualized Adjusted EBITDA – Current Estimated Run Rate for a variety of reasons. Adjusted Debt represents our outstanding debt obligations excluding unamortized deferred financing costs and net debt premium, further reduced for cash and cash equivalents and restricted cash deposits held for the benefit of lenders. We believe excluding unamortized deferred financing costs and net debt premium, cash and cash equivalents and restricted cash deposits held for the benefit of lenders provides an estimate of the net contractual amount of borrowed capital to be repaid, which we believe is a beneficial disclosure to investors and analysts. Adjusted Debt to Annualized Adjusted EBITDA Adjusted Debt to Annualized Adjusted EBITDA, or leverage, is a supplemental non-GAAP financial measure we use to evaluate the level of borrowed capital being used to increase the potential return of our real estate investments. We calculate leverage by dividing Adjusted Debt by Annualized Adjusted EBITDA. Because our portfolio growth level is significant to the overall size of the Company, we believe that presenting this leverage metric on a run rate basis is more meaningful than presenting the metric for the historical quarterly period, and we refer to this metric as Adjusted Debt to Annualized Adjusted EBITDA—Current Estimated Run Rate. Leverage should be considered as a supplemental measure of the level of risk to which stockholder value may be exposed. Our computation of leverage may differ from the methodology employed by other companies and, therefore, may not be comparable to other measures. We believe that presenting supplemental reporting measures, or non-GAAP measures, such as EBITDA and Adjusted EBITDA, is useful to investors and analysts because it provides important information concerning our operating performance exclusive of certain non-cash and other costs. These non-GAAP measures have limitations as they do not include all items of income and expense that affect operations. Accordingly, they should not be considered alternatives to net income as a performance measure and should be considered in addition to, and not in lieu of, GAAP financial measures. Our presentation of such non-GAAP measures may not be comparable to similarly titled measures employed by other companies. The following is a summary of the primary inputs into our presentation of these measures.

Forward-Looking Statements Forward-Looking Statements Certain statements contained in this document that are not historical facts contain forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and within the meaning of Section 21E of the Securities Exchange Act of 1934, as amended, that are subject to the “safe harbor” created by those sections. Forward-looking statements can be identified by the use of words such as "estimate," "anticipate," "expect," "believe," "intend," "may," "will," "should," "seek," "approximate" or "plan," or the negative of these words and phrases or similar words or phrases. Forward-looking statements, by their nature, involve estimates, projections, goals, forecasts and assumptions and are subject to risks and uncertainties that could cause actual results or outcomes to differ materially from those expressed in the forward-looking statements. For more information on risk factors for our business, please refer to the periodic reports we file with the Securities and Exchange Commission from time to time. These forward-looking statements herein speak only as of the date of this document and should not be relied upon as predictions of future events. STORE Capital expressly disclaims any obligation or undertaking to update or revise any forward-looking statements contained herein, to reflect any change in STORE Capital’s expectations with regard thereto, or any other change in events, conditions or circumstances on which any such statement is based, except as required by law. Investor and Media Contacts: Financial Profiles, Inc. Moira Conlon, (310) 622-8220 Tricia Ross, (310) 622-8226 STORECapital@finprofiles.com